CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Registration Statement No. 333-175469 on Form S-3 and to the incorporation by reference therein and in Registration Statement No. 333-172891 on Form S-8 of Bacterin International Holdings, Inc. of our report dated March 29, 2012 appearing in this Annual Report on Form 10-K of Bacterin International Holdings, Inc. for the year ended December 31, 2011.

Ehrhardt Keefe Steiner & Hottman PC

March 29, 2012

Denver, Colorado